Exhibit 99.1

Jack Cooper Enterprises, Inc. and Jack Cooper Holdings Corp. Announce Agreement in Principle with Ad Hoc Group of Bondholders and Fourth Extension of Offers

ATLANTA, June 1, 2017 -- Jack Cooper Enterprises, Inc. (“JCEI”) and Jack Cooper Holdings Corp. (“JCHC” and, together with JCEI, the “Company”) announced today that the Company has reached an agreement in principle with an ad hoc group (the “Ad Hoc Group”) of holders of the JCHC 9.25% Senior Secured Notes due 2020 (the “JCHC Notes”) on the terms of a consensual restructuring transaction.  The Ad Hoc Group holds 74.45% of the JCHC Notes and 14.63% of the JCEI 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “JCEI Notes” and together with the JCHC Notes, the “Existing Notes”).  The Ad Hoc Group is also working together with other noteholders that together with the Ad Hoc Group hold 86.26% of the JCHC Notes and 42.16% of the JCEI Notes.

The parties have agreed that the Company will amend the terms of the previously announced cash tender offer (the “Existing JCEI Offer”) to purchase any and all of the JCEI Notes and exchange offer (the “Existing JCHC Offer” and together with the Existing JCEI Offer, the “Existing Offers”) for any and all of the JCHC Notes for cash and warrants to purchase shares of non-voting common stock of JCEI described in the offer to purchase and offering memorandum (as amended, the “Offering Memorandum”) to provide for the following:

•	Amended JCHC Offer. Eligible Holders of JCHC Notes that tender their JCHC Notes and are Consenting Holders (as defined below)will receive:
o	$550 in cash for each $1,000 of JCHC Notes tendered(which includes a $50 Consent and Forbearance Payment), and
o

warrants to purchase non-voting common stock of JCEI (which in the aggregate, assuming full participation in the Amended JCHC Offer, will equal 10% of the common equity of JCEI on a fully-diluted basis and after giving effect to any additional equity issued in connection with obtaining financing to fund the transactions) (the “Amended JCHC Offer”).

•

Amended JCEI Offer.  Eligible Holders of JCEI Notes that tender their JCEI Notes and are Consenting Holders will continue to receive $150 in cash for each $1,000 of JCEI Notes tendered (which includes a $11.50 Consent and Forbearance Payment) (the “Amended JCEI Offer” and together with the Amended JCHC Offer, the “Amended Offers”).

Subject to agreement upon mutually acceptable definitive documentation, each member of the Ad Hoc Group has agreed in principle to tender their Existing Notes pursuant to the terms of the Amended Offers, deliver their applicable Consents (as defined in the Offering Memorandum) in the Consent Solicitation (as defined in the Offering Memorandum) and vote in favor of a prepackaged plan of reorganization (the “Prepackaged Plan”) that would be implemented if the revised minimum tender conditions described below are not satisfied. The parties also intend to negotiate and enter into a mutually acceptable form of restructuring support agreement (the “Restructuring Support Agreement”), pursuant to which they will agree to support and take all actions necessary to consummate the Amended Offers and/or the Prepackaged Plan.

The Company also announced a fourth extension of the Existing Offers.  The Existing Offers are now scheduled to expire at 5:00 p.m., New York City time, on Monday, June 12, 2017, unless further extended or earlier terminated in accordance with the Offering Memorandum.  The Company intends to distribute an amended and restated Offering Memorandum to Eligible Holders containing the terms of the Amended Offers as promptly as practicable.

As of 5:00 p.m., New York City time, on May 30, 2017, 51.37% of the JCEI Notes had been validly tendered and not withdrawn pursuant to the Existing JCEI Offer. However, as of 5:00 p.m., New York City time, on May 30, 2017, 0.00% of the Existing JCHC Notes had been validly tendered and not withdrawn pursuant to the Existing JCHC Offer.  The withdrawal deadlines for the Offers have not been extended, but will be extended in connection with the Amended Offers when the amended and restated Offering Memorandum is distributed to Eligible Holders.

Pursuant to the Amended Offers, only Eligible Holders that validly tender their Existing Notes, deliver their Consents in the Consent Solicitation, vote in favor of the Plan and deliver signed joinders to the Restructuring Support Agreement (such holders, “Consenting Holders”) will receive the applicable Consent and Forbearance Payment. The Total Consideration for any Non-Consenting Holders in the Amended Offers will be reduced by the amount of the Consent and Forbearance Payment (the reductions for which will be $50 for the Amended JCHC Offer and $11.50 for the Amended JCEI Offer).

The Amended Offers will be conditioned, among other things, upon a minimum tender condition of 98% in the Amended JCEI Offer and 98% in the Amended JCHC Offer (collectively, the “Minimum Threshold”). If the Minimum Threshold is not satisfied, but the Company receives the requisite approvals for the Prepackaged Plan, the Company will file a case under Chapter 11 of the Bankruptcy Code to effectuate the Amended Offers. The Prepackaged Plan will compromise only the rights of the holders of Existing Notes, the requisite holders of which have consented to the Prepackaged Plan. All other creditors of the Company are expected to be paid in the ordinary course of business.

There can be no assurance that the Company will consummate the Amended Offers as contemplated by the agreement in principle with the Ad Hoc Group described in this press release.  The Amended Offers will also continue to be subject to the financing conditions set forth in the Offering Memorandum.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to exchange any of the Existing Notes. The Existing Offers are being made pursuant to the offering documents, including the Offering Memorandum and the related consent and letter of transmittal that JCEI and JCHC have distributed to eligible holders of the Existing Notes, as amended by the Company’s press releases dated May 1, 2017, May 15, 2017, May 22, 2017 and this press release. The Existing Offers are not being made to holders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. The terms of the Existing Offers will not be deemed to include the terms of the Amended Offers until the amended and restated Offering Memorandum has been distributed to Eligible Holders.  None of the Company, its agents or their respective affiliates is making any recommendation as to whether or not holders should exchange all or any portion of their Existing Notes in the Offers or deliver consents in the Consent Solicitations.

About the Company

The Company is a specialty transportation and other logistics provider and the largest over-the-road finished vehicle logistics company in North America. The Company provides premium asset-heavy and asset-light based solutions to the global new and previously-owned vehicle markets, specializing in finished vehicle transportation and other logistics services for major automotive original equipment manufacturers and for fleet ownership companies, remarketers, dealers and auctions. The Company is a certified Woman-Owned Business Enterprise by The Women’s Business Enterprise Council (“WBENC”). The Company does not expect the consummation of the Amend Offers to impact its certification by the WBENC.

Forward-Looking Statements

Statements made in this news release which describe the Company’s intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws.  Forward-looking statements include statements preceded by, followed by, or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions.  Examples of forward-looking statements in this news release are statements about the expected terms and timing of the Amended Offers. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and the Company’s actual results could differ materially from those expressed or implied in such statements.  The Company does not intend, and it disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things the risks described under the caption “Risk Factors” in JCHC’s Annual Report for the year ended December 31, 2016.